                                                                   EXHIBIT 10.29

OLIVE WAY BUILDING LEASE


METROPOLITAN FEDERAL SAVINGS AND LOAN ASSOCIATION


LANDLORD



TARGETED GENETICS CORPORATION

TENANT

TABLE OF CONTENTS


1.    FUNDAMENTAL LEASE PROVISIONS                                 1

2.    PREMISES                                                     2

3.    USE                                                          2

4.    TERM                                                         3
      4.01    Term and Commencement Date                           3
      4.02    Option to Extend                                     3

5.    POSSESSION FOR TENANT'S WORK/DELAY IN COMMENCEMENT/
      EARLY POSSESSION                                             4

6.    BASE RENT                                                    4
      6.01    Initial Term Rent                                    5
      6.02    First Extension Term Rent                            5
      6.03    Second Extension Term Rent                           5
      6.04    Third Extension Term Rent                            5
      6.05    Determination of Market Rent                         5

7.    SECURITY DEPOSIT                                             6
8.    OPERATING EXPENSES                                           6
      8.01    Operating Expenses                                   6
      8.02    Tenant's Proportionate Share                         8

9.    BUILDING SERVICES AND MAINTENANCE                            10

      9.01    Office Services                                      10
      9.2     Landlord's Utility, Maintenance and Repair
              Obligations                                          10
      9.3     Tenant's Utility. Maintenance and Repair
              Obligations                                          10

10.   CONDITION OF PREMISES                                        11

11.   TENANT'S IMPROVEMENTS                                        11
      11.01   Landlord's Work                                      11
      11.02   Tenant's Work                                        11
      11.03   Initial Tenant Improvement Allowance                 12
      11.04   First Extension Term Refurbishment Allowance         12
      11.05   Expansion Space Tenant Improvement Allowances        13
      11.06   Reimbursement of Glazing Expenses                    13
      11.07   Amortization of Tenant Improvements                  13
      11.08   Tenant's Construction and Approvals                  13

12.   ALTERATIONS AND ADDITIONS                                    13

13.   LIENS                                                        14

14.   ASSIGNMENT, SUBLETTING OR SUBSTITUTION OF TENANTS            14
      14.01   Assignment or Subletting by Tenant                   14
      14.02   Assignment by Landlord                               16

15.   INSURANCE AND INDEMNIFICATION                                16
      15.01   Liability Insurance                                  16
      15.02   Property Insurance                                   16
      15.03   Insurance Policies                                   17
      15.04   Waiver of Subrogation                                17
      15.05   Indemnity                                            17
      15.06   Exemption of Landlord from Liability                 18

16.   PERSONAL PROPERTY TAXES                                      18

17.   DAMAGE OR DESTRUCTION OF PREMISES                            18
      17.01   Partial Damage--Insured                              18
      17.02   Partial Damage--Uninsured                            19
      17.03   Damage Near End of Term                              19
      17.04   Total Destruction                                    19
      17.05   Abatement of Rent; Tenant's Remedies                 19

18.   CONDEMNATION                                                 19


19.   DEFAULTS; REMEDIES                                           20
      19.01   Defaults                                             20
      19.02   Remedies                                             21
      19.03   Default by Landlord                                  21
      19.04   Late Charges                                         22

20.   ESTOPPEL CERTIFICATES                                        22

21.   BROKER                                                       22

22.   SUBORDINATION                                                23

23.   GENERAL PROVISIONS                                           23
      23.01   Severability                                         23
      23.02   Time of Essence                                      24
      23.03   Incorporation of Prior Agreements; Amendments        24
      23.04   Notices                                              24
      23.05   Waiver                                               24
      23.06   Recording                                            24
      23.07   Holding Over                                         24
      23.08   Covenants and Conditions                             24
      23.09   Binding Effect                                       25
      23.10   Common Areas/Access/and Parking                      25
      23.11   Corporate Authority                                  25
      23.12   Sale of Building                                     25
      23.13   Attorneys' Fees                                      26
      23.14   Landlord's Access                                    26
      23.15   Signs and Auctions                                   26
      23.16   Ouiet Possession                                     26
      23.17   Building Rules and Regulations                       26
      23.18   Relationship of Parties                              26
      23.19   Landlord's Representations                           26
      23.20   Annual Financial Statements                          26
      23.21   Riders                                               27

24.   SPECIAL PROVISIONS                                           27
      24.01   Medical and Hazardous Waste and Materials            27
      24.02   Right of First Opportunity to Lease                  28
      24.03   Limitations in New Leases                            29
      24.04   Expansion Space Undertaking                          29
      24.05   Lease Cancellation                                   29
      24.06   Storage Space                                        30


EXHIBIT A     Legal Description


EXHIBIT B     Premises Description


EXHIBIT C     Tenant's Plans and Specifications


EXHIBIT D     Landlord's Work


EXHIBIT E     Tenant Construction and Approvals


EXHIBIT F     Rules and Regulations


OLIVE WAY BUILDING LEASE


  THIS LEASE, dated for reference purposes November 20TH, 1992, is made between Metropolitan Federal Savings and Loan Association of Seattle, a federally chartered savings and loan association ("Landlord"), and Targeted Genetics Corporation, a Washington corporation ("Tenant").

  1.  FUNDAMENTAL LEASE PROVISIONS

  In the event of any conflict between a fundamental lease provision and the provisions in the balance of the Lease, the latter controls.

      LANDLORD:
      Metropolitan Federal Savings and Loan Association of Seattle, a federally chartered savings and Loan Association of savings and loan association whose business address is 1520 Fourth Avenue, Seattle, Washington 98101-1648. (Fax No. 206-654-7883.)

      TENANT:
      Targeted Genetics Corporation, a Washington corporation whose business address is 1201 Western Avenue, Seattle, Washington 98101. (Fax No. 206-587-0606.)

      PREMISES:

      Office and laboratory space comprising approximately 25,300 square feet of rentable space in the Olive Way Building located at 1100 Olive Way, Suite 100, Seattle, Washington, and legally described on Exhibit A attached hereto and incorporated herein by this reference. The exact square footage of rentable space contained in the Premises will be determined following completion of Tenant's Final Plans (as defined in Exhibit E) in accordance with the procedure described in Article 2 below.

      TERM:

      The term of this Lease shall be for a period of six (6) years as set forth in Article 4.

      OPTIONS TO EXTEND:

      Three (3) five (5) year options to extend the term of this Lease as provided in Article 4.

      MONTHLY BASE RENT:

      The initial monthly Base Rent will be based on an annual base rent of Eleven and 25/100 dollars ($11.25) per rentable square foot, and shall be increased in accordance with Article 6. Assuming total rentable square feet of Twenty Five Thousand Three Hundred, the initial monthly Base Rent will be Twenty-Three Thousand Seven Hundred Eighteen and 75/100 Dollars ($23,718.75). Said Base Rent is subject to adjustment pending the determination of the exact square footage of space in accordance with
      Article 2 below.

      RENT INCREASES:

      The Base Rent shall be increased in accordance with the Schedule contained in Article 6.

      OPERATION COSTS/ADDITIONAL RENT:

      Tenant shall pay additional rent equal to Tenant's Proportionate Share of increases in Building operating costs over those costs incurred during the Base Year (Article 8).

      BASE YEAR:

      1993 calendar year.

      SECURITY DEPOSIT:

      Twenty-Three Thousand Seven Hundred Eighteen and 7S/100 dollars ($23,718.75) (Article 7).

      USE:

      The Premises may be used by Tenant for the purposes described in Article
      3.

2. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions in this Lease, space situated in the Olive Way Building, located at 1100 Olive Way, Suite 100, Seattle, Washington (the "Building's) as described in Exhibit B attached hereto and made a part of this Lease (the "Premises"). The Premises comprise approximately 25,300 rentable square feet of space in the Building, and include a nonexclusive right to use the common areas of the Building. The exact square footage of rentable space contained in the Premises will be determined following completion of Tenant's Final Plans (as defined on Exhibit E attached hereto). The square footage will be based on BOMA standards of office building measurement. Upon the determination of the square footage of rentable area, Landlord and Tenant shall execute a certificate setting forth such area, and based upon such area, such certificate shall state the initial monthly Base Rent payable under this Lease, Tenant's Proportionate Share under this Lease, and the Tenant Improvement Allowance payable by Landlord under this Lease.

 3.  USE

Tenant shall use the Premises for general office and research laboratory purposes. Such uses by Tenant, or any Subtenant, will not involve the use of primates or large animals on the Premises. Tenant shall not use or permit the Premises to be used for any other purpose without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not do or permit any act in or about the Premises nor bring or keep anything in the Premises which will increase the existing rate of any fire or other insurance upon the Building or its contents, or cause cancellation of any insurance policy covering any part or all of the Building or any of its contents, or which will unreasonably interfere with the rights of other tenants or occupants of the Building. Tenant will not use or allow the Premises to be used for any improper, immoral, or unlawful purpose, and it will not commit or allow any nuisance or waste in or about the Premises. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules or regulations and with the requirements of any board of fire insurance underwriters or other similar bodies relating to, or affecting the condition, use or occupancy of the Premises.

 4.  TERM

     4.01 Term and Commencement Date. The term of this Lease is six (6) years, commencing on April 1, 1993, or ten (10) days following the issuance of a temporary or permanent Certificate of Occupancy for the Premises, which ever shall occur sooner (the "Commencement Date"). In no event will the Commencement Date be later than April 1, 1993 and Tenant agrees to commence paying rent on that date even if the tenant improvements being constructed by Tenant are not completed by that date. Notwithstanding the previous sentence, in no event will the Commencement Date be earlier than the date that Landlord has completed Landlord's Work (as defined in Exhibit D attached), except that if the installation of the elevator by Landlord is the only element of Landlord's Work not completed, then the Lease term shall commence, and the Landlord shall have until April 15, 1993 to complete the installation of the elevator. In the event the elevator is not installed and operating by April 15, 1993, rent shall be abated for each day after April 15, 1993 until the elevator is installed. Tenant agrees to use its reasonable efforts to complete its improvements and occupy the Premises as soon as possible. If the Commencement Date is the first day of a calendar month, the Lease term will begin on that date. If the Commencement Date is other than the first day of a month, then the period of time between the Commencement Date and the first day of the following month shall be added to the term of this Lease, and rent prorated over that period shall be paid by Tenant.

Notwithstanding any other provision of this Lease, Tenant shall have the right, by written notice delivered to Landlord on or prior to December 15, 1992, to terminate this Lease on December 15, 1992 if Tenant has not received the Master Use Permit necessary for the construction of Tenant's Improvements and the use of the Premises by Tenant as a research facility in accordance with the Final Plans.

     4.02 Options to Extend. Landlord grants to Tenant the option to extend this Lease for three (3) five (5) year terms on the same terms and conditions of this Lease, provided that Base Rent payable under Article 6 of this Lease shall be increased in accordance with the terms of Article 6.

Tenant's right to extend the Lease in accordance with the immediately preceding paragraph is subject to the following conditions:

a. Tenant shall have delivered to Landlord, at least nine (9) month's prior to the expiration of the existing initial term or renewed term of this Lease, written notice stating Tenant's exercise of the extension option; and

b. Tenant shall not be in material default under this Lease at the time said notice is given nor anytime thereafter prior to or on the date of commencement of the extension term; and

c. This Lease shall be in full force and effect at the time said notice is given and at all times thereafter prior to or on the date of commencement of the extension term; and

Upon receipt of Tenant's notice of extension, Landlord shall prepare an amendment modifying the Lease for execution by Tenant and Landlord.

5.   POSSESSION FOR TENANT'S WORK/DELAY IN COMMENCEMENT/EARLY POSSESSION

Landlord shall make the Premises available to Tenant for the purpose of commencing construction of tenant improvements within fifteen (15) days of the date of execution of this Lease by Landlord and Tenant. Tenant's access to the Premises shall be shared with Landlord so as to permit Landlord to accomplish Landlord's Work where Landlord's Work affects the Premises. Tenant's occupancy of the Premises prior to the Commencement Date for the purpose of construction of tenant improvements shall not subject Tenant to the payment of rent under this Lease, but such occupancy shall be subject to the provisions of this Lease not pertaining to rent.

If Landlord does not deliver exclusive possession of the Premises (including installation of the elevator) for any reason at the Commencement Date, this Lease is not void or voidable, and the Landlord is not liable to the Tenant for any resulting loss or damage. The expiration date of the Lease term will be extended accordingly, however all rent shall be abated during the period between the Commencement Date and the Landlord's delivery of possession. In the event Landlord does not deliver exclusive possession of the Premises within six (6) months of April 1, 1993, Tenant shall be entitled to terminate this Lease by written notice delivered to Landlord within fifteen (15) days of the end of the six (6) month period and Tenant's security deposit shall be returned to Tenant within thirty (30) days.

 6.  BASE RENT

All rent payable under this Lease is payable without deduction or offset on the first day of the month. Rent is payable in lawful money of the United States to Landlord at its address stated herein or at such other address as Landlord shall direct Tenant in writing.

The rent payable under this Lease shall be on a per rentable square foot basis as determined pursuant to Article 2 above.

The rent payable by Tenant for the Premises does not include any of the following: janitorial service; any water and sewer charges (which will be separately metered/calculated and charged to Tenant); any electricity charges (including electricity utilized by the HVAC system located in or directly servicing Tenant's Premises) (which will be separately metered calculated and charged to Tenant); nor does the Base Rent include any increases in Operating Expenses (defined in paragraph 8.01) beyond the Base Year.

     6.01 Initial Term Rent Tenant will, without prior notice or demand, pay to Landlord a Base Rent in accordance with the following schedule during the initial term of this
Lease:

LEASE YEAR          ANNUAL BASE RENT PER RENTABLE FOOT

1                  $11.25

2                  $11.25

3                  $12.75

4                  $13.25

5                  $13.75

6                  $14.25

6.02 First Extension Term Rent. If the Tenant has exercised Tenant's option to extend the term of this Lease for the first extension period (years 7 through 11), Tenant will, without prior notice or demand, pay to Landlord a Base Rent in accordance with the following schedule during said extension term of this Lease:

LEASE YEAR          ANNUAL BASE RENT PER RENTABLE FOOT

7                  $15.00

8                  $15.50

9                  $16.00

10                 $16.50

11                 $17.00

6.03 Second Extension Term Rent. The Base Rent for the second extension term shall be adjusted to a base rent which has the same ratio to the Base Rent on the Commencement Date ($11.25) as the applicable Consumer Price Index (the "Index" as defined in Paragraph 6.05 below) published most recently preceding the second extension term has to the Index published most recently before the Commencement Date. However, the annual Base Rent for the second extension term shall in no event be less than $17.00 per rentable square foot.

6.04 Third Extension Term Rent. The Base Rent for the third extension term shall be adjusted to a base rent which has the same ratio to the Base Rent on the Commencement Date ($11.25) as the applicable Consumer Price Index (the "Index" as defined in Paragraph 6.05 below) published most recently preceding the third extension term has to the Index published most recently before the Commencement Date. However, the annual Base Rent for the third extension term shall in no event be less than the greater of $17.00 per rentable square foot, or the rent during the year immediately preceeding the third extension term.

6.05 Definition of Index. As used in this Lease, the term "Index" shall mean the Consumer Price index, All Items, All Urban Consumers, U.S. City Average, (1982--1984 = 100),
published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Index is no longer available or in use, the parties agree to use the index which replaces said Index or, if there is no such replacement, to use a generally accepted index which most closely measures the same items as the original Index.

7.   SECURITY DEPOSIT

Upon execution of this Lease, Tenant will pay Landlord Twenty-Three Thousand Seven Hundred Eighteen and 7S/100 ($23,718.75) as a security deposit. Any security deposit shall be held by Landlord in an interest bearing account with interest to accrue to the Tenant as security for the performance by Tenant of its covenants and obligations under this Lease. It is not an advance payment of rent or a measure of damages in case of default by Tenant. Landlord may without prejudice to any other remedy use the security deposit as necessary to make good any arrearages of rent or any other damage, expense, or liability caused to Landlord by Tenant's breach or default under this Lease. Following any such use of the security deposit, Tenant shall pay to Landlord within ten (10) days after written demand the amount necessary to restore the security deposit to its original amount. Upon termination of this Lease any remaining balance of the security deposit shall be returned to Tenant within thirty (30) days after Tenant ceases occupancy of the premises. In the event Tenant has not been in default during the first two years of the lease term, said deposit shall be returned in full to Tenant within thirty (30) days after the expiration of the second year of the lease term.

8.   OPERATING EXPENSES

     8.01 .Operating Expenses. Subject to Tenant's payment of its Proportionate Share of Operating Expenses, Landlord shall provide for those Building operation and maintenance items delineated in Article 9. Operating Expenses are all the direct costs of operation and maintenance of the Building determined by standard accounting practices, including without limitation: common area water and sewer charges; all utilities charges for utilities not separately metered to or calculated for the Premises (but not specifically relating to other tenant spaces) and taxes; common area janitorial services; window cleaning; snow, trash or debris removal; gardening and landscape maintenance; direct labor and accounting costs incurred in the management of the Building; management fees; common area air-conditioning and heating; elevator maintenance; supplies, materials, equipment, and tools, and maintenance costs and upkeep of all parking and common areas, all property taxes and assessments, rent taxes, personal property taxes, gross receipts taxes, and insurance premiums on the Building. Landlord shall use all reasonable efforts to minimize operating expenses. "Operating Expenses" shall not include any income, franchise, corporate, estate or inheritance tax of Landlord, or any assessment upon the Building (including, but not limited to, the initial cost of developing the Building) that Landlord elects to be placed upon the Building in the form of an assessment or tax payable over a term of years (e.g., sewers initially installed and connection of utilities) or any tax or assessment on rent or any other charge payable by Tenant under this Lease. In addition, notwithstanding anything in this

Lease to the contrary, the following costs, charges and expenses of Landlord shall not be included among the Operating Expenses charges for which Tenant is responsible under this Lease:

     (a)  leasing commissions and other costs of seeking to rent space;

     (b) managing agents' fees or commissions in excess of the rates then customarily charged for property management for buildings of like class and character to the Building;

     (c)  executives' salaries above the grade of property manager;

     (d) expenditures for capital improvements, except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Operating Expenses for the year in which such costs are incurred and subsequent years, and shall be amortized over an appropriate period on a straight--line basis;

     (e) amounts received by Landlord through proceeds of insurance to the extent such proceeds are compensation for expenses that were previously included in the Operating Expenses hereunder;

     (f) cost of repairs or replacements incurred by reason of fire or other casualty to the extent Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

     (g) consulting fees, marketing fees, advertising and promotional expenditures;

     (h) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Premises or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

     (i) costs incurred in performing work or furnishing services for individual tenants (including Tenant) at such tenant's expense to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to Tenant; costs of performing work or furnishing services for tenants other than Tenant at Landlord's expense to the extent that such work or services are in excess of any work or service Landlord is obligated to furnish to Tenant at Landlord's expense;

     (j) principal and interest payments on loans secured by mortgages or deeds of trust on, or assignments of rent from, all or any portion of the Premises;

     (k)  depreciation;

     (1)  penalties due to any violation of law by Landlord or other tenants;

     (m)  costs of preparing tenant space for tenant occupancy;

     (n) costs of any utilities, services or capital improvements relating to all or any portion of the Premises that were paid directly by Tenant or any other tenant;

     (o) costs allocable to properties other than the Building in which the Premises are located in which Landlord has an interest;

     (p)  structural repairs or replacements; and

     (q)  rent payable in connection with any ground or underlying lease.

It is agreed by Tenant that in addition to Tenant's Proportionate Share of Operating Expenses, Tenant shall be solely responsible for providing and paying for janitorial services for the Premises; water and sewer services; electrical services; air conditioning and heating services (including electricity therefor); and plumbing services; as those items relate to the Premises. Landlord will establish at its sole cost and expense separate meters for, or if meters cannot be installed, will separately and equitably calculate the charges for, the utilities supplied to the Premises.

     8.02 Tenant's Proportionate Share. Commencing with respect to the 1994 Comparison Year (as defined below), in addition to the Base Rent payable pursuant to Article 6, Tenant shall pay, as additional rent, Tenant's Proportionate Share of the increase in total Operating Expenses in each Comparison Year over the total Operating Expenses incurred by Landlord during the Base Year. For purposes of this Lease (including any extensions), the Base Year shall be calendar year 1993. Each succeeding year shall be a Comparison Year.

Tenant's Proportionate Share will be determined in accordance with paragraph 2 above.

Landlord shall give to Tenant on or before the first day of June, 1994 and on or before the first day of June of each year thereafter during the term of this Lease, an itemized statement of the increase in rent payable by Tenant hereunder for the preceding Comparison Year, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require an increase in rent.

For calendar year 1994, Landlord shall deliver to Tenant, no later than June 1, 1994, an estimate of the Operating Expense increase over the Base Year which will be due for 1994. Said estimated increased amount shall be divided into equal installments to be paid each month remaining in the calendar year

1994, commencing with the month following Tenant's receipt of Landlord's estimate, provided that payments for 1994 shall not be due for any month prior to the month following the date which is twelve (12) months from the Commencement Date. For example, if Landlord's estimate is delivered in February, 1994, and the Commencement Date is April 1, 1993, the estimated annual increase shall be divided into eight equal installments and paid each month, May through December, 1994.

For years after 1994, upon receipt of the statement for the preceding Comparison Year, Tenant shall pay a lump sum equal to the total amount of increase in Operating Expenses over the Base Year, less amounts previously paid on account thereof as estimated increases. In addition, the amount of any such increase shall be used as the basis for an estimate of the increase due for the current year, and that amount shall be divided into equal installments to be paid each month remaining in the calendar year, commencing with the month following Tenant's receipt of Landlord's estimate. For example, if Landlord's estimate is delivered in February, the estimated annual increase shall be divided into ten equal installments and paid each month, March through December.

If in any Comparison Year the Tenant's share of Operating Expenses are less than the preceding year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis provided above shall be credited towards the next monthly rent falling due and the estimated monthly installments of Operating Expenses to be paid shall be adjusted to reflect such lower Operating Expenses for the most recent Comparison Year.

Tenant, at reasonable times and upon reasonable notice, shall have the right to inspect Landlord's books and records pertaining to the Building and the determination of Operating Expenses.

Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

The statements furnished to Tenant by Landlord, which shall contain such supporting documentation as Tenant may reasonably request, shall constitute a final determination as between Landlord and Tenant of Operating Expenses for the periods represented thereby, unless Tenant, within 60 days after they are furnished, shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Any such dispute shall be resolved (a) by arbitration in the Seattle, Washington area by 3 arbitrators, each of whom shall have at least 10 years' experience in the supervision of the operation and management of projects in Seattle, Washington, like the project in which the Premises are located and (b) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Pending the resolution of such dispute, Tenant shall continue to pay additional rent to Landlord in the same amounts as before Tenant received the statement that is the subject of such dispute. Within 30 days after the resolution of such dispute, Tenant shall pay to Landlord any deficiency in additional rent found by the arbitrators to be owing to Landlord by Tenant.

The Base Rent payable by Tenant shall in no event be less than the Base Rent specified in Article 6 even if Operating Expenses incurred by Landlord in any Comparison Year are less than those incurred in the Base Year.

9.   BUILDING SERVICES AND MAINTENANCE

     9.01 Office Services. Landlord will provide normal and customary basic janitorial services to the common areas. Tenant shall provide janitorial services for the Premises.

     9.02 Landlord's Utility, Maintenance and Repair Obligations. Landlord will endeavor to manage and maintain the Building as quality office buildings are managed and maintained in Seattle, Washington. Landlord has the obligation to maintain the Building and the equipment Tenant is not responsible for located therein and all common areas thereof, subject to the Tenant's obligation to pay additional rent pursuant to Article 8. Landlord shall have the responsibility for repairs of the structural components and roof of the Building.

Landlord shall have no liability to Tenant for any damage, interference or inconvenience with the Tenant's use of the Premises as a result of repair work by Landlord, except for any personal injury occasioned by the negligent acts or omissions or willful misconduct by Landlord or its employees, agents or contractors, or except for damage to Tenant's personal property occasioned by the gross negligence or willful misconduct of Landlord or its employees or agents. Landlord shall have no duty to repair Tenant's property or equipment. Tenant is not entitled to any reduction of rent for any failure to furnish any utilities, and Landlord is not liable under any circumstances for injury or damage to persons or property, however occurring, in connection with or incidental to such a failure except as occasioned by the negligence or willful misconduct of Landlord or its employees, agents or contractors. If heat-generating machines or equipment used in the Premises affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the costs of installation, operating and maintenance of those units shall be paid by Tenant to Landlord upon demand.

Tenant will not connect its machinery, equipment or devices with electric current except through electrical outlets in the Premises installed as part of Tenant's Final Plans. Tenant may obtain water or electric current in excess of that furnished or supplied pursuant to the Final Plans with the prior written consent of Landlord, which consent will not be unreasonably withheld. The cost of any meters and of installation, maintenance and repair of any such additional electrical or water systems required by Tenant in excess of that furnished pursuant to the Tenant's Final Plans shall be paid for by Tenant promptly upon demand, at the rates charged for the services by the local public utility furnishing them. If a separate meter is not installed the excess cost for water and electric current to the Premises will be established by an estimate made by a utility company or electrical engineer.

     9.03 Tenant's Utility, Maintenance and Repair Obligations. Tenant will pay for the utilities serving the Premises, including sewer and water, electricity, and air conditioning and heating. Landlord will not be responsible for the furnishing of any of the above utilities to the Premises.

Tenant, at Tenant's sole cost and expense, shall at all times maintain the Premises in good and sanitary order, condition and repair, including, but not limited to, the interior surfaces of the ceilings, walls and floors, all doors, interior windows, all plumbing pipes, electrical wiring, switches, and fixtures. Tenant will supply and pay for its own janitorial services.

Tenant shall be responsible for the maintenance of the plumbing systems in the Premises, as well as those elements of the EVAC system located in and serving the Premises. As part of Tenant's tenant improvements, Tenant is installing certain equipment shafts and ducts which serve the Premises and will penetrate the roof areas of the Building. Tenant shall be solely responsible for the maintenance and operation of these items of equipment and modifications to the Building.

10.  CONDITION OF PREMISES

By occupying the Premises, Tenant accepts them and acknowledges that they comply fully with Landlord's covenants and obligations under this Lease subject to completion of any items noted in writing by Landlord and Tenant upon inspection of the Premises noted prior to Tenant's initial occupancy. Tenant acknowledges that neither Landlord, nor any agent, employee or representative of Landlord, has made any representation or warranty with respect to the Building or Premises or with respect to the suitability or fitness of the Building or Premises for the conduct of Tenant's business or for any other use. On termination of the Lease, Tenant shall surrender the Premises broom clean and in as good condition as received, ordinary wear and tear excepted, and if Tenant fails to do so Landlord may restore the Premises to the condition just described, after giving Tenant ten (10) days prior written notice thereof, at Tenant's expense. Tenant shall repair all damage to the Building or to the Premises caused by the installation or removal of Tenant's property or resulting from negligence or tortious conduct of Tenant, its employees, contractors, agents, licensees and invitees.

11.  TENANT'S IMPROVEMENTS

     11.01 Landlord's Work. The Landlord will provide, at Landlord's expense, shell space improvements to the Premises in addition to Landlord's Tenant Improvement Allowance. The shell space improvements to be provided by Landlord are described on Exhibit D to this Lease ("Landlord's Work").

     11.02 Tenant's Work. The Premises will be completed by Tenant, at Tenant's sole expense (except for the Tenant Improvement Allowance provided by Landlord) in accordance with the plans and specifications set forth on Exhibit C to this Lease ("Tenant's Plans and Specifications").

     11.03 Initial Tenant Improvement Allowance. Landlord agrees to reimburse Tenant for tenant improvement expenses in the amount of Twenty Dollars ($20.00) per rentable square foot of the Premises. The exact amount of the allowance is subject to determination of the exact amount of rentable square feet in the Premises in accordance with Article 2 above.

The tenant improvement reimbursements will be paid to Tenant as follows:

     (a) No reimbursement payments shall be made prior to the date the Master Use Permit is obtained (but payments may reimburse expenditures made prior to that date);

     (b) Payments shall be made no more frequently than monthly;

     (c) Payment by Landlord will only be required upon delivery to Landlord of the following documents:

          (i)  Contractor's draw requests;

          (ii) Invoices for the payment being requested describing in detail the work performed and the amounts due.

     (d) Payments in an amount equal to one-half the invoiced amounts will be made to Tenant within ten (10) days of receipt of the materials required by this paragraph 11.03

     (e) Within thirty (30) days of payment by Landlord, Tenant shall forward Landlord evidence that Tenant has made Tenant's portion of each invoiced payment, and lien releases from all contractors and subcontractors performing work on the Premises through the date of payment;

It is a material element of this Lease that Tenant agrees to expend at least One Million Five Hundred Thousand Dollars ($1,500,000) (in addition to the tenant improvement payment made by Landlord) on real property tenant improvements to the Premises.

     11.04 First Extension Term Refurbishment Allowance. In the event that Tenant exercises its option to extend the terms of this Lease for the first extension term provided in Article 4, Landlord shall pay to Tenant a refurbishment allowance of up to One Hundred Thousand Dollars ($100,000) for use in refurbishing the Premises. Said refurbishment payment will only be made for refurbishment expenditures incurred and paid within twelve (12) months of the commencement date of the extended term of this Lease, and only upon delivery to Landlord of lien releases from all contractors and subcontractors performing work on the Premises and delivery to Landlord of Tenant's accounting records and invoices covering the payment for labor and materials utilized in the refurbishment of the Premises.

     11.05 Expansion Space Tenant Improvement Allowance. In the event that Tenant, during the initial term or any extended term of this Lease rents additional space in the Building beyond the 25,300 rentable square feet initially comprising the Premises, Landlord agrees to pay to Tenant a tenant improvement allowance of Twenty--Five Cents ($0.25) per rentable square foot (Twenty--Four Cents ($0.24) for improvements and One Cent ($0.01) for additional interior glazing) of such additional space for each month remaining in the term, including the term of any extension term for which Tenant has already exercised its option, at the time Tenant occupies the additional space, provided, however, Landlord's maximum obligation for all space occupied by Tenant shall be Twenty Dollars ($20.00) per rentable square foot. Said allowance is to be used for the construction and refurbishment of said expansion space and for glazing improvements similar to those made at the time of the initial occupancy of the Premises.

     11.06 Reimbursement of Glazing Expenses. In the event that Tenant exercises any of its options to extend the Lease term, Landlord shall, within thirty (30) days after the commencement of such renewal term, reimburse Tenant for glazing costs incurred by Tenant in connection with any expansion options exercised during the initial term, or the previous renewal term (as the case may be) of the Lease. The reimbursement amount shall be based upon the difference between the actual cost of glazing at the time of expansion and the expansion allowance that Tenant received in connection with the expansion space under paragraph 11.OS.

     11.07 Amortization of Tenant Improvements. For purposes of this Lease, and wherever reference is made herein to "amortization of tenant improvements" or "unamortized portion of tenant improvements" said terms or similar phrase shall have the meaning described in this paragraph. Only Tenant's tenant improvement expenditures made by Tenant for the initial improvement of the initial Premises and any expansion space to be occupied by Tenant shall become amortizable expenses for purposes of this Lease. Tenant shall deliver an accounting of Tenant's tenant improvement costs to Landlord within thirty (30) days of the Commencement Date or date of expenditure, and said costs are subject to review by Landlord for compliance with Tenant's approved tenant improvement plans and specifications within sixty (60) days thereafter.

Only the cost of real property improvements shall be utilized in any amortization, personal property of the Tenant shall not be included. All improvements shall be amortized over the eleven (11) year period commencing with the Commencement Date for all purposes under this Lease, even though the improvement expenditures are made prior or subsequent to the Commencement Date.

     11.08 Tenant's Construction and Approvals. Tenant shall proceed with its construction of Tenant's improvements in accordance with Exhibit E attached hereto ("Tenant's Construction and Approvals").

12.  ALTERATIONS AND ADDITIONS

Tenant shall not, without Landlord's prior written consent, which will not unreasonably be withheld or delayed, make any

Premises, except for nonstructural alterations to be made at one time not exceeding a cumulative five thousand dollars ($5,000.00) in cost. Any alterations, improvements or additions made without the prior approval of Landlord, shall be removed at Tenant's cost at any time upon the request of Landlord. Tenant's proposed alterations, improvements or additions must be presented to Landlord in written detailed plans. Consent by Landlord is conditioned upon Tenant's compliance with the provisions of Exhibit E, Paragraph 4, subparagraph (a) through (j), unless waived in writing by Landlord. In any event, Tenant shall acquire all required permits from appropriate governmental agencies, and comply with all conditions thereof. All alterations, improvements and additions on the Premises shall become the property of Landlord and shall be surrendered with the Premises at the expiration of the term, with the exception of Tenant's trade fixtures and equipment which shall remain the property of Tenant. Tenant shall, at its sole cost and expense, repair any damage to the Premises where removal of Tenant's machinery or equipment causes damage to the Premises.

13.  LIENS

Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord may post notices of non-responsibility in or on the Premises as provided by law. If Tenant, in good faith, contests the validity of any lien, claim or demand, Tenant shall, at its sole expense, defend itself and Landlord and shall satisfy any adverse judgment before its enforcement against Landlord or the Premises. In such event, if Landlord requires, Tenant shall furnish to Landlord a lien and completion bond or a surety bond reasonably satisfactory to Landlord in an amount equal to 1 1/2 times the estimated costs of all the work or equal to the contested lien, claim or demand, respectively, to insure Landlord against any liability for mechanics' liens and to ensure completion of the work and indemnifying Landlord against reasonable attorney's fees and costs in participating in the action if Landlord decides it is in its best interest to do so.

14.  ASSIGNMENT  SUBLETTING OR SUBSTITUTION OF TENANTS

     14.01  Assignment or Subletting by Tenant.

     (a) Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof, or allow occupation or use thereof by any other party or entity (a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Tenant should desire to Transfer this Lease or any interest therein, Tenant shall notify Landlord in writing (hereinafter referred to as the "Transfer Notice") of the terms of the proposed Transfer and the identity of the proposed transferee at least forty--five (45) days in advance of the date then have a period of fifteen (15) business days following receipt of the Transfer Notice within which to notify Tenant in writing that Landlord elects to do one of the following:

          (i) Terminate this Lease as to the space so affected as of the date so specified by Tenant in the Transfer Notice and make payment to (or receive payment from) the Tenant of the unamortized portion of the Tenant improvement payments made by Tenant, (offset by the unamortized portion of the Tenant Improvement Allowance paid by Landlord), in which event Tenant shall be relieved of all further obligations hereunder as to such space from and after such date, provided, however, that Tenant shall have the right to withdraw its Transfer Notice for a period of five (5) days following receipt of Landlord's notice of termination; or

          (ii) Permit Tenant to transfer the Lease or interest therein to the proposed transferee on the terms set forth in the Transfer Notice.

Notwithstanding the provisions of Paragraph 14.01(a)(i) immediately above, Tenant shall have the right to sublease up to ten thousand (10,000) rentable square feet of the Tenant's premises and Landlord shall not have the right to terminate pursuant to Paragraph 14.0l(a)(i) as to any of said 10,000 square feet. All other provisions of Paragraph 14.01, including specifically Landlord's right to approve the subtenant, shall govern any subletting by Tenant.

     (b) If Tenant proposes to sublease less than all of the Premises, an election by Landlord under subparagraph (a)(i) above to terminate this Lease with respect to such space shall not affect the force or validity of the Lease with respect to the remainder of the Premises, provided that the Rent payable hereunder shall be adjusted on a pro rata basis in accordance with the reduction in the rentable area of the Premises. If Landlord shall fail to notify Tenant in writing of its election under subparagraph (a) within the fifteen business (15) day period, Landlord shall be deemed to have waived the option described in subparagraph (a)(i), but prior written approval by Landlord of the transferee shall be required. Landlord agrees to approve or disapprove the proposed transferee within fifteen business (15) days of receipt of complete financial statements and business history information including the name and legal composition of the proposed transferee and the nature of the business it proposes to carry on in the Premises.

     (c) If Tenant sublets or assigns during the amortization period established in Paragraph 11.07, Tenant shall be entitled to any rent or other consideration in excess of the Base Rent and Tenant's Share of Operating Costs payable under this Lease as reimbursement for the unamortized portion of Tenant's Tenant improvement expenses in connection with the Premises. After the amortization period established in Paragraph 11.07, or following the reimbursement to Tenant of its total Tenant improvement expenses, (whichever comes earlier), Landlord shall be entitled to all sublease rent or other consideration in excess of the Base Rent and Tenant's Share of Operating Costs payable under this Lease to Landlord.

     (d) The consent of Landlord to any Transfer shall not release Tenant from any of Tenant's obligations hereunder or discharge any liability of Tenant under this Lease, nor shall said consent be deemed to be a consent to any subsequent similar or dissimilar Transfer. Any such Transfer, without such consent shall be void and shall constitute, at the option of Landlord, a material default hereunder. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer thereof.

     (e) For purposes of this Article 14, sales, transfers or assignments, in any single transaction, of a controlling interest in the stock of Tenant shall constitute a Transfer hereunder.

     (f) The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which event the tenants under such subleases shall become tenants of Landlord.

     (g) Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with its review and consideration of any proposed Transfer, including without limitation, reasonable attorney's fees and costs and credit report costs.

Notwithstanding anything in this Lease to the contrary, Landlord hereby consents to an assignment of this Lease, or a sublease of all or part of the Premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, or to any corporation into or with which Tenant may be merged or consolidated, or to any joint venture or partnership Tenant may enter into in connection with the business to be operated on the Premises; provided that, in the case of a merger or consolidation, the net worth of the resulting corporation is at least equal to the greater of (a) the net worth of Tenant on the date hereof or (b) the net worth of Tenant immediately prior to such merger or consolidation; provided, further, any such assignment of lease shall contain an assumption of all of the terms, covenants and conditions of this Lease to be performed, and any subtenant shall agree to perform all applicable provisions of this Lease to be performed by Tenant. Tenant agrees that no such assignment or subletting shall be effective unless and until Tenant gives Landlord written notice thereof, together with a true copy of the assignment or of the sublease.

     14.02 Assignment by Landlord. Landlord may assign, encumber or dispose of all or any part of its interest in the Building, Premises or this Lease without affecting this Lease or Tenant's obligations. Tenant agrees to accept and attorney to such transferee, provided that any transferee(s) shall accept in writing all Landlord's responsibilities and obligations under this Lease.

15.  INSURANCE AND INDEMNIFICATION

15.01 Liability Insurance. Tenant shall at Tenant's expense obtain and keep in force during the term of this Lease a policy of commercial/general liability insurance for bodily injury and property damage liability arising out of Tenant's (or Tenant's agents, invitees, employees or servants) use and occupancy of the Building, the Premises and all areas appurtenant thereto. The insurance shall be in amounts reasonable under the circumstances and shall have limits of at least five hundred thousand dollars ($500,000) for property damage and for death or injury to one person, and at least five million dollars ($5,000,000) for any one occurrence. The policy shall insure risks covered by standard liability policies. The limits of insurance shall not limit the liability of Tenant. If Tenant fails to procure and maintain this insurance, Landlord may, but is not required to, procure and maintain it at Tenant's expense.

     15.02 Property Insurance. Landlord shall procure and maintain at all times during the term of the Lease a policy of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof (exclusive of Tenant's trade fixtures, and equipment and business personal property, but inclusive of the value of all Tenant Improvements that become a part of the Building) providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, and loss of rental income, including, if required by a lender, coverage against such other hazards that are then commonly insured against for similar properties. Such insurance shall provide for payment of loss thereunder to Landlord and/or the holder of any mortgages or deeds of trust or real estate contracts on the Premises or the Building. The cost of such insurance shall be paid by Tenant as part of its Proportionate Share of Operating Expenses.

     15.03 Insurance Policies. Insurance required by this Article shall be in companies duly qualified in Washington and reasonably acceptable to Landlord. Tenant shall deliver to Landlord copies of any policies of insurance or binder certificates Tenant obtains showing amount of coverage and loss payable clauses satisfactory to Landlord. No policy shall be cancellable or subject to any modification except after ten (10) days' prior written notice to Landlord. Tenant shall furnish Landlord with evidence of policy renewals at least ten (10) days prior to the expiration of each policy if available, or Landlord may order the insurance at Tenant's expense. Tenant shall not do or permit anything which invalidates the insurance policies referred to in this Article. Tenant shall upon Landlord's demand reimburse Landlord for any additional premiums paid by Landlord attributable to any act or omission of Tenant causing an increase in the cost of insurance.

     15.04 Waiver of Subrogation. Tenant and Landlord each waive all rights of. recovery against the other, or against the employees, agents and representatives of the other, for loss or damage to the waiving party or its property or the property of others under its control to the extent that the loss or damage is insured against under any insurance policy in force at the time of the loss or damage.

     15.05 Indemnity. Tenant shall indemnify and hold Landlord harmless from all claims for loss, damage or injury including all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any claim or action) to any person or property arising out of Tenant's use and occupancy of the Premises or at the Premises or arising from the conduct of Tenant's business or related activities except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall further indemnify and hold Landlord harmless from all claims for loss or damage arising from any negligence of Tenant, or any of its agents, contractors or employees (including all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any claim or action).

Landlord shall defend and indemnify Tenant and save it harmless from and against any and all liability, damages, costs and expenses, including but not limited to reasonable attorneys' fees, arising from any act, omission or negligence of Landlord, or the officers, contractors, licensees, agents, servants, employees, guests or invitees of Landlord, in or about the Premises or the Building or appurtenances thereto.

     15.06 Exemption of Landlord from Liability. Unless caused by the negligence or willful misconduct of Landlord, Landlord's agents or employees, or contractors, Landlord is not liable for injury to Tenant's business or any loss of income or for injury or damage to the person or property of Tenant, or Tenant's principals, employees, invitees or any other person in or about the Premises, where the damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from defects of pipes, sprinklers, wires, appliance, plumbing, air--conditioning, lighting fixtures, or failure of utilities. Landlord is not liable for any damages arising from any act or neglect of any other tenant of the Building.

16.  PERSONAL PROPERTY TAXES

Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's trade fixtures, furnishings, equipment, and all other personal property at the Premises. When possible, Tenant shall cause its fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property. If any of Tenant's personal property is assessed with the Premises or Building as real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within ten (10) days after receipt of a written statement setting forth those taxes.

17.  DAMAGE OR DESTRUCTION OF PREMISES

     17.01 Partial Damage--Insured. If the Premises are partially damaged by a casualty covered by the insurance policy that Landlord is required to maintain under this Lease, Landlord shall at its expense repair the damage, but not Tenant's fixtures, equipment or tenant improvements unless they are part of the Premises, provided Landlord shall receive all insurance proceeds covering such loss. Landlord shall make all repairs as soon as reasonably possible after receipt of insurance proceeds, but in all events within six months of damage, and this Lease shall continue in full force.

Partial damage is herein described as any damage (other than total destruction of the Premises) which can be repaired within six (6) months.

     17.02 Partial Damage--Uninsured. If the Premises are partially damaged, except by a negligent or willful act of Tenant (in which event Tenant shall make the repairs, at its expense) by a casualty not covered by the insurance policy that Landlord is required to maintain under this Lease, Landlord may at its option either (i) repair the damage as soon as reasonably possible at Landlord's expense, and this Lease shall continue in full force, or (ii) give written notice to Tenant with thirty (30) days after the date of the damage of the intention to cancel and terminate this Lease as of the date of the occurrence of damage. Tenant may, within ten (10) days after receipt of Landlord's notice, give written notice to Landlord of Tenant's intention to repair the damage at Tenant's expense, without reimbursement from Landlord. This Lease will then continue in full force and Tenant shall make repairs as soon as reasonably possible. If Tenant does not give its notice after Landlord elects termination, this Lease shall be canceled and terminated as of the date of the occurrence of damage.

     17.03 Damage Near End of Term. If the Premises are partially destroyed or damaged during the last six months of the term of this Lease, Landlord or Tenant may at its option cancel and terminate this Lease as of the date of occurrence of damage by giving written notice to the other of that election within thirty
(30) days after the date of occurrence of damage.

     17.04 Total Destruction. If the Premises are totally destroyed from any cause whether or not covered by insurance (including any total destruction required' by any authorized public authority), this Lease shall automatically terminate as of the date of total destruction.

     17.05 Abatement of Rent: Tenant's Remedies. The Base Rent payable under Articles 6 and 8 for the period from the date of the casualty until repairs are completed shall be abated in proportion to the degree of impairment of Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any damage suffered for any partial damage, destruction, or repair of the Premises unless caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. If Landlord does not commence repairs within forty--five (45) days after its obligation to repair accrues under this Article, Tenant may at its option cancel this Lease by giving Landlord written notice at any time prior to the commencement of repairs. This Lease will terminate as of the date of that notice.

18.  CONDEMNATION

If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of its exercise (a "condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever is earlier. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area of the property which is not occupied by any improvements, is taken by condemnation, or if by condemnation a material change in the character of the Premises prevents their continued use in substantially the same manner as before the condemnation, Tenant may, at its option, terminate this Lease as of the date the condemning authority takes possession. Tenant must exercise its option in writing within ten (10) days after the condemning authority takes possession. If Tenant does not terminate this Lease, it shall remain in full force as to the remaining Premises, except that the Base Rent, and Tenant's Proportionate Share, shall be reduced in the proportion that the floor area taken bears to the total original floor area of the Premises. Any award for taking all or any part of the Premises by condemnation, or any payment made under threat of condemnation, is the property of Landlord, whether the award is made as compensation for diminution in value of the leasehold, for the taking of the fee, or as severance damages. Tenant is entitled to any award for loss of or damage to its trade fixtures, removable personal property, and for the cost of the unamortized portion of Tenant's improvements. If this Lease is not terminated after condemnation, Landlord shall, to the extent of severance damages received by it, repair any damage to the Premises caused by the condemnation, except to the extent that Tenant was reimbursed therefor by the condemning authority. Nothing in this Lease shall prevent Tenant from pursuing its own damage claim against the condemning authority.

19.  DEFAULTS: REMEDIES

     19.01 Defaults. Each of the following is a material default and breach of this Lease by Tenant:

     (a) Vacating or abandoning the Premises for more than thirty (30) consecutive days;

     (b) Failure to make any required rent or other payment as and when due if such failure continues for a period of five (5) business days after written notice thereof from Landlord;

     (c) Failure to comply with any of the covenants or provisions of this Lease, other than those described in subparagraph (b), if the failure continues for a period of thirty (30) days after written notice from the Landlord. If the nature of Tenant's default reasonably requires more than thirty (30) days for its cure, Tenant will not be in default if it commences to cure with the thirty (30) day period and thereafter diligently pursues its completion.

     (d) Tenant's making any general assignment or arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have it adjudged a bankrupt or a petition for reorganization or arrangement under any bankruptcy law (unless, any petition filed against Tenant is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or its interest in this Lease, if possession is not restored to Tenant within sixty

          (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets at the Premises or its interest in this Lease, if that seizure is not discharged within sixty (60) days.

     (e) Discovery by Landlord that any financial statement given to Landlord by Tenant, or by any assignee, subtenant, successor in interest of Tenant, or any guarantor of its obligations was materially false at the time given.

    19.02 Remedies. If any material default or breach by Tenant occurs, Landlord may at any time thereafter without notice or demand do any or all of the following:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, and this Lease shall terminate; Landlord may reenter and take possession of and remove all persons or property, and Tenant shall immediately surrender possession of the Premises to Landlord. Landlord may recover from Tenant all damages incurred by Landlord for Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary and reasonable renovation and alteration of the Premises.

          Landlord may also recover reasonable attorney's fees and any real estate commissions actually paid in connection with any reletting of the Premises; the worth at the time of award by a court of competent jurisdiction of the amount by' which the unpaid rent for the balance of the term after the time of the award exceeds the amount of rent loss for the same period that Tenant proves could be reasonably avoided; and any leasing commission applicable to the unexpired term of this Lease (calculated by amortizing the commission over the initial term of this Lease).

     (b) Maintain Tenant's right to possession, and this Lease shall continue in force whether or not Tenant has abandoned the Premises. Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due.

     (c)  Pursue any other remedy available to Landlord under the law.

These remedies are not exclusive.

     19.03 Default by Landlord. Landlord is not in default unless it fails to perform obligations required of it within a reasonable time, and not later than thirty (30) days after delivery of written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address has been furnished to Tenant in writing, specifying Landlord's failure to perform its obligations. If Landlord's obligation reasonably requires more than thirty (30) days for performance or cure, Landlord is not in default if it commences performance or cure within the thirty (30) day period and thereafter diligently pursues its completion.

     19.04 Late Charges. Late payment by Tenant of rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. The costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received by Landlord or its designee within ten (10) working days after the amount is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of a late charge by Landlord is not a waiver of Tenant's default, nor a waiver of greater charges which may be incurred by Landlord.

20.  ESTOPPEL CERTIFICATES

Tenant shall at any time upon ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) stating the Commencement Date and certifying that this Lease is unmodified and in full force (or, stating the nature of any modification and certifying that this Lease, as modified is in full force) and stating the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord (or specifying any defaults claimed). This statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

Tenant's failure to deliver this statement within ten (10) days shall be conclusive upon Tenant (i) that this Lease is in full force as represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and
(iii) that not more than one month's rent has been paid in advance. Any such failure may also be considered by Landlord as a material default by Tenant under this Lease.

If Landlord desires to finance or refinance the Building or part of it, Tenant agrees to provide reasonable financial information to any lender in order to facilitate financing or refinancing. These financial statements shall be remitted directly to the lender and shall be kept confidential by the lender.

21.  BROKER

Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except CB Commercial Real Estate, Inc., which represented Landlord, and Teutsch Partners, which represented Tenant, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Landlord or Tenant has dealt with any other person or real estate agent with respect to leasing or renting space in the Building, such party shall be solely responsible for the payment of any fee due said person or firm, and Landlord and Tenant shall each indemnify and hold the other harmless from and against any liability in respect thereof. Landlord acknowledges that it shall pay to CB Commercial Real Estate Inc., as listing broker, a total of six and one--half percent (6.5%) of the gross lease consideration (base rent only) for years one through five and three and one--quarter percent (3.25%) of the gross lease consideration (base rent only) for year 6, and CB Commercial Real Estate, Inc. shall be solely responsible for and liable to compensate Teutsch Partners (as co--broker) a total of four percent (4%) of the gross lease consideration (base rent only) for years one through five and two percent (2%) of the gross lease consideration (base rent only) for year six. Such payment shall be made one-half on the date the Lease is fully executed by both Landlord and Tenant and the Master Use Permit permitting Tenant's use of the Premises has been issued, and one--half on the date Tenant has occupied the Premises for its business use and has commenced paying rent.

22.  SUBORDINATION

This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, any other hypothecation for security or encumbrance upon the real property of which the Premises are a part and to any and all advances made on that security and to all renewals, modifications, consolidations, replacements and extensions thereof. Despite any subordination, Tenant's right to quiet possession of the Premises shall not be disturbed and none of Tenant's other rights under this Lease shall be diminished if Tenant is not in default under this Lease. If any mortgagee, trustee, or ground lessor prefers to have this Lease prior to the lien of its mortgage, deed or trust or ground lease, and gives written notice to Tenant, this Lease shall be prior to that mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of the mortgage, deed of trust or ground lease or its recording date.

Tenant will execute any documents required to effectuate subordination or make this Lease prior to any mortgage, deed of trust or ground lease within ten (10) days after written request. Notwithstanding the foregoing, Tenant shall not be required to subordinate this Lease to any mortgage or deed of trust unless the mortgagee or beneficiary agrees with Tenant, pursuant to a nondisturbance agreement, that upon a foreclosure (or deed in lieu thereof), and as long as Tenant is not in default hereunder, such mortgagee or beneficiary will recognize this Lease and all of Tenant's rights hereunder and will not disturb or interfere with Tenant's occupancy. Landlord represents that, as of the date of execution of this Lease, there is no mortgage or deed of trust encumbering the Building or the Premises.

23.  GENERAL PROVISIONS

     23.01 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction will not affect the validity of any other provision.

     23.02 Time of Essence.  Time is of the essence of this Lease.

     23.03 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to all matters mentioned in it. No prior agreement or understanding concerning those matters is effective. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

     23.04 Notices. Any notice given under this Lease shall be in writing and may be given by personal delivery, facsimile transmission, or by certified mail, postage prepaid, addressed to Tenant or to Landlord at their addresses in
Article 1. Either party may by notice under this Article change its address for notice purposes. Notices personally delivered or transmitted by facsimile are considered received upon delivery. Mailed notices are considered received five
(5) days after deposit in the mail. A copy of all notices given to Landlord shall be concurrently transmitted to Landlord's lender designated in writing by Landlord.

     23.05 Waiver. Waiver by Landlord of the breach of any provision of this Lease is not a waiver of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act does not make the Landlord's consent to or approval of any subsequent act unnecessary. Acceptance of rent by Landlord is not a waiver of any preceding breach of any provision of this Lease, other than Tenant's failure to pay the rent so accepted.

     23.06 Recording. Tenant shall not record this Lease without Landlord's prior written consent, and unauthorized recordation, at the option of Landlord, constitutes a noncurable default by Tenant. Landlord and Tenant shall, upon request of the other party, execute, acknowledge and deliver to Landlord a "short form" memorandum of this Lease suitable for recording.

     23.07 Holding Over. Any holding over after the expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month on all the terms, covenants and conditions herein specified so far as applicable, except that the Base Rent shall be an amount equal to one hundred twenty-five percent (125%) of the Base Rent otherwise payable by Tenant immediately prior to such holding over; provided, however, if such holding over is without the written consent of Landlord, the Base Rent shall be an amount equal to Two Hundred percent (200%) of the Base Rent otherwise payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this paragraph are in addition to, and do not affect, Landlord's right to re--entry or other rights provided by this Lease or by law.

     23.08 Covenants and Conditions. Each provision of this Lease performable by Tenant is both a covenant and a condition.

     23.09 Binding Effect. Subject to the provisions restricting assignment or subletting, this Lease binds and benefits the parties, their personal representatives, successors and assigns.

     23.10 Common Areas/Access/Parking. All elevators, stairways, halls, public toilet facilities and other areas for the common use of all tenants of the building shall be open for reasonable use by Tenant and its employees. Tenant and its employees shall have twenty-four hour access to the Premises. Tenant shall have the right to lease up to forty--two (42) non-reserved parking spaces in the Building parking garage. During the initial term of this Lease (years one through six) such parking spaces shall be provided at Eighty-Five Dollars ($85.00) per month. Thirty (30) days prior to the Commencement Date, Tenant shall notify Landlord of the initial number of parking spaces Tenant desires to lease pursuant to this paragraph. After the Commencement Date, additional parking spaces up to the allotment of 42 will be made available to Tenant (at the $85.00 per space rate during the initial term) upon thirty (30) days written request from Tenant. Tenant may reduce the number of spaces it leases upon thirty (30) days prior written notice to Landlord. Spaces leased by Tenant but subsequently given up by Tenant may be used by the Landlord and Tenant's right to lease those spaces in the future is subject to availability and market rates. For example, if Tenant initially leased 42 spaces and one year later reduces its spaces rented to 20 spaces, Tenant would only be able to rent additional spaces beyond 20 if they were not leased to others, and Tenant would have to pay market rate for those spaces above 20.

If Tenant leases space in the Building in addition to the initial Premises, Tenant shall be entitled to lease additional parking spaces at the ratio of one space for each additional Five Hundred Forty-Six (546) rentable square feet leased. The parking spaces shall be provided at Eighty-Five Dollars ($85.00) per month per space during the initial term of this Lease. During any extended term of this Lease the parking spaces shall be leased to Tenant at market value. All parking rights and uses are subject to this Lease and any reasonable rules and regulations of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term thereof.

     23.11  Corporate Authority.   If Tenant is a corporation, each individual
executing this Lease on behalf of that corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with the duly adopted resolution of its Board of Directors or in accordance with its Bylaws, and that this Lease is binding upon that corporation in accordance with its terms.

     23.12 Sale of Building. If Landlord's rights in the Building are sold, Landlord will be relieved of all liability under the covenants and conditions in this Lease arising out of any act, occurrence or omission after consummation of the sale upon written assumption of the Lease by the purchaser. The purchaser shall be deemed, without any further agreement by parties or their successors in interest, to have assumed and agreed to carry out all of the covenants and obligations of Landlord under this Lease.

     23.13 Attorneys' Fees. In any dispute hereunder, or in any action to enforce or interpret this Lease, the prevailing party is entitled to recover reasonable attorneys' fees from the losing party.

     23.14 Landlord's Access Landlord and its agents have the right to enter the Premises at reasonable times and after reasonable notice for the purpose of inspecting them, showing them to prospective purchasers, lenders, or lessees, and making necessary or desirable alterations, repairs, improvements or additions to the Premises or to the Building. Landlord may display ordinary "For Sale" signs at any place or time except in windows of the Premises while Tenant occupies the Premises. All of these rights may be exercised without rebate of rent or liability to Tenant.

     23.15 Signs and Auctions. Tenant may not place any sign upon the Premises without Landlord's prior written consent, except signs conforming to the rules and regulations of the Building, and the Master Use Permit sign required by the City of Seattle.

     23.16 Quiet Possession. Upon paying the rent and observing and performing all of its covenants and conditions of this Lease, Tenant shall have quiet possession of the Premises for the entire term subject to all of the provisions of this Lease.

     23.17 Building Rules and Regulations. Tenant will abide by all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order as well as for the convenience of other occupants and tenants of the Building provided Landlord gives Tenant reasonable prior written notice thereof. Violation of any rules and regulations is a material breach of this Lease. A copy of current rules and regulations is attached to this Lease as Exhibit F, which Tenant hereby approves. Future rules and regulations which Landlord may from time to time make will be reasonable and will not deprive Tenant from use of the Premises as contemplated by the Lease.

     23.18 Relationship of Parties. For the purpose of this Lease, the relationship of the parties hereto is strictly that of landlord and tenant. Landlord has no interest in the Tenant's enterprise and this Lease cannot be construed as a joint venture or partnership. Tenant is not an agent or representative of the Landlord for any purpose.

     23.19 Landlord's Representations. Landlord represents to Tenant that Landlord is vested with a fee title interest in the Building and the parking spaces located in the Building and has the power and authority to execute this Lease; that there are no mechanics or materialmen's liens affecting the Building or the Premises; and that the Building has a B-2 occupancy classification.

     23.20 Annual Financial Statements. Tenant shall within thirty (30) days of Landlord's request, provide Landlord annual financial statements for Tenant. Said financial statements are to be prepared in accordance with generally accepted accounting policies and shall include a. signed copy of the current year's income tax return.

     23.21  Riders.  Riders, if any attached area a part of the Lease.

24.  SPECIAL PROVISIONS

     24.01 Medical and Hazardous Waste and Materials. Tenant shall not dispose of or otherwise allow the improper or illegal release of any medical waste or hazardous waste or materials in, on or under the leased Premises, or any adjacent property, or in any improvements placed on the Leased Premises. Tenant shall comply at all times with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of medical waste and hazardous waste or materials in, on or under the leased Premises or any adjacent property, or incorporated in any improvements, at Tenant's sole expense.

After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the leased Premises and take such actions and incur such costs and expenses to effect such compliance as it reasonably deems advisable to protect its interest in the leased Premises; provided however, that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (1) such delay might result in material adverse harm to Landlord or the leased Premises, (2) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect such compliance, or (3) an emergency exists. Whether or not Tenant has actual knowledge of the release of hazardous waste or materials on the Premises or any adjacent property as the result of Tenant's use of the leased Premises, Tenant shall reimburse Landlord for the full amount of all costs and expenses reasonably incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the termination of this Lease. Tenant shall notify Landlord immediately of any release of any hazardous waste or materials or improper release of any medical waste or materials on the leased Premises or in the Building.

Tenant shall indemnify and hold Landlord harmless against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or the Premises by reason of, or in connection with (1) any misrepresentation, breach of warranty or other default by Tenant under this paragraph, or (2) the acts or omissions of Tenant, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any medical waste or hazardous waste or materials or the violation of any law, rule, regulation or order pertaining to medical waste or hazardous waste or materials.

Landlord represents and warrants to Tenant that to the best of Landlord's knowledge Landlord has not received any notification from any governmental agency indicating that the Premises, the Building or the real property upon which the Building is located is or may be targeted for a federal or state superfund cleanup and, except as described in the next sentence, Landlord has no knowledge that the Premises, the Building or the real property upon which the Building is located is contaminated with any hazardous wastes or materials. Landlord hereby discloses and Tenant acknowledges that certain areas of the basement contained small amounts of hydraulic fluid and sludge contaminated with elevated concentrations of TPH and metals, and said fluid and sludge were removed and disposed of in accordance with applicable regulations. Landlord has obtained and supplied to Tenant an environmental assessment report on the Building. Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including, without limitation, costs of remedial action or cleanup, suffered or incurred by Tenant arising out of or related to any release or presence of hazardous wastes or materials on, under or in the Premises, the Building or the real property upon which the Building is located, unless such release or presence is due to the acts or omissions of Tenant, its agents and employees. The term "hazardous wastes or materials" means any substance, waste or material defined as hazardous, toxic or dangerous by any federal, state or local statute rule, ordinance requirement or regulation now or hereafter in effect, and shall specifically include asbestos-- containing materials, PCBs and petroleum or hydrocarbon products.

     24.02. Right of First Opportunity to Lease. At all times during the term of this Lease and any renewal terms, Tenant shall have the right of first opportunity to lease any space which becomes available in the Building. Tenant shall be informed in writing of space coming available when Landlord learns of upcoming vacancies in the Building. In addition, prior to accepting an offer to lease from a prospective tenant ("Third--Party Offer"), Landlord shall deliver to Tenant notification of the availability of the space Landlord intends to lease. Tenant shall have seven (7) business days after Landlord delivers such notification to deliver written notice to Landlord that Tenant will lease the space offered.

If Tenant fails to deliver said notice, Tenant's right of first opportunity shall terminate as to that space until it once again becomes available and Landlord shall be free to enter into a lease of the space to the third party who made the Third--Party Offer for a period of six (6) months from the date of the notice to Tenant. If the Landlord does not consummate a lease with the third party within said six (6) month period, Tenant's right of first opportunity as to that space shall revive.

If Tenant delivers notice of acceptance to Landlord within the required seven
(7) day period, Tenant shall, commencing with the first day of the month which is three months from the date the existing tenant vacates the space, lease the offered space on the same terms and conditions then in effect under this Lease. The rental rate shall be the rate paid under this Lease plus the amount of Operating Costs and Expenses paid on a square footage basis at the time of commencement of the lease on the offered space. Landlord shall provide Tenant with a Tenant improvement allowance as provided in paragraph 11.05.

     24.03 Limitations in New Leases. During the initial term of this Lease (years one through six only), any new leases of space in the Building entered into by Landlord, (including any leases entered into following Tenant's failure to exercise its right of first opportunity to lease as provided in paragraph
24.02 above), shall be limited to a maximum term of six (6) years and shall give Landlord the right to terminate such leases effective as of the thirty-seventh month after the commencement dates of such leases in order to provide Tenant the opportunity to expand into the space leased to other tenants thirty--six (36) months after the commencement dates of the leases executed with other tenants. Landlord shall provide Tenant with nine (9) month's written notice of the available space, and Tenant shall have twenty (20) days to deliver to Landlord Tenant's notice of acceptance of the other Tenant's space. If Tenant declines the space or fails to accept the space, Landlord shall be free to continue the other tenantts occupancy of the space under the terms of the other tenant's lease. If Tenant elects to lease the space, Tenant shall, on the first day of the thirty-seventh month after the term of the third party lease term commenced, lease the offered space on the same terms and conditions then in effect under this Lease. The rental rate shall be the rate paid under this Lease plus the amount of Operating Costs and Expenses paid on a square footage basis at the time of commencement of the lease on the offered space. Landlord shall provide Tenant with a Tenant improvement allowance as provided in paragraph 11.05.

     24.04 Expansion Space Undertaking. Tenant desires to lease additional space in the Building currently occupied by a printing company (northeast corner of ground floor), and restaurant and delicatessen (east side of second floor). Upon written notice from Tenant that Tenant desires to lease such space, Landlord agrees to in good faith attempt to negotiate an early cancellation of the leases of such existing tenants. Landlord shall not be obligated to pay any relocation costs or early termination costs nor take any action negatively impacting the Building or Landlord's ability to lease or sell the Building in connection with any negotiated cancellations. Landlord shall inform Tenant of any demands for early termination compensation or lease concessions required by any existing tenant and Tenant shall have the right to pay such compensation or concession. In the event that any cancellation or relocations costs required by the existing tenants are not approved by Tenant, Landlord's obligation to attempt to obtain such early cancellations shall terminate. In the event of vacation by the existing tenant or tenants, Tenant shall have One Hundred Twenty
(120) days after such vacation to complete its tenant improvements, at which time Tenant's obligation to pay rent shall commence. The terms and conditions, including rental rate, tenant improvement allowance, and other terms shall be as provided in paragraph 24.02 above, Right of First Opportunity to Lease.

     24.05 Lease Cancellation. After the fourth year of the initial term of this Lease Tenant shall have the right to cancel the Lease in the event that Tenant needs to lease expansion space in the Building, and said space is not available, under the following terms and conditions:

1. Tenant must need expansion space in an amount equal to at least fifteen percent (15%) of the total space then leased by Tenant; and

2. Tenant has in good faith been unable to accept the terms of any cancellation negotiated by Landlord pursuant to paragraph 24.04 (Expansion Space Undertaking), or the Building does not contain the amount of available expansion space required by Tenant (greater than 15% of its then current occupancy) whether or not then occupied by other Tenants; and

3. (a) Tenant has delivered to Landlord written notice of Tenant's cancellation of the Lease, which shall be effective not less than nine (9) months from the date of delivery of the notice; and (b) no less than six
     (6) months prior to the effective date of the cancellation notice, Tenant delivers to Landlord Tenant's non--refundable first cancellation payment in the amount of $100,000; and

4. No later than fifteen (15) days prior to the effective date of cancellation a second cancellation payment equal to the unamortized portion of the funds paid by Landlord for Tenant improvements to the Premises (which shall be calculated by amortizing the Tenant improvement allowance over the eleven
     (11) year period commencing with the Commencement Date) and real estate commissions paid by Landlord in connection with the Lease (which commission amount shall be calculated by amortizing the commissions over the initial term of this Lease).

In the event that the above conditions are met, Tenant's cancellation of the Lease shall become `effective on the date specified in Tenant's cancellation notice, which shall be not less than nine months from the date of delivery to Landlord of Tenant's cancellation notice. In such event, the provisions of this Lease pertaining to the condition of the Premises and the ownership of tenant improvements upon expiration or termination of the Lease shall apply.

     24.06 Storage Space Landlord shall provide Tenant Three Hundred (300) rentable square feet of dead storage area in the parking garage at an annual rental of $6.00 per square foot of dead storage space. In addition Landlord shall provide an additional 625 rentable square feet of dead storage in the ramp area adjacent to and above the Premises at no charge for the first lease year, then $6.00 per square foot per year thereafter. Said space shall not be used in calculating Tenant's Proportionate Share percentage. The exact square footage of such storage space will be determined in accordance with the procedure described in Article 2 above.

IN WITNESS WHEREOF, the parties have executed this Lease at the place and on the date specified adjacent to their respective signatures below:

LANDLORD:

METROPOLITAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SEATTLE

BY   /s/ Patrick F. Patrick
Its  President/CEO


Date    November 20, 1992


TENANT:

TARGETED GENETICS CORPORATION

By /s/ H. Stewart Parker

Its  President and CEO

Date  November 19, 1992
STATE OF WASHINGTON   )
                      ) ss
COUNTY OF KING        )

     I certify that I know or have satisfactory evidence that Patrick F. Patrick is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Pres/CEO of Metropolitan Federal Savings & Loan Association of Seattle to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  November 20, 1992

/s/ Jack B. Jacobson
Notary Public
My appointment expires 5/5/93



I certify that I know or have satisfactory evidence that H. Stewart Parker the person who appeared before me and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as the President and CEO of Targeted

Genetics Corporation to be her free and voluntary act of such party for the uses and purposes mentioned in the instrument.


     Dated November 19, 1992


Laura M Mulholland
Notary Public
My appointment expires 2/9/92

Exhibit A


LEGAL DESCRIPTION OF

OLIVE WAY BUILDING


Lots 1, 2, 3, 4 and 5 Block 50, Second Addition to the Town of Seattle as laid off by Heirs of Sarah A. Bell, deceased (commonly known as Heirs of Sarah A. Bell's 2nd Addition to the City of Seattle), according to plat recorded in Volume 1 of Plats, page 121, records of King County, in the City of Seattle, King County, Washington.

EXHIBIT B

PREMISES DESCRIPTION



PREMISES AREA:  25,300 Rentable Square Feet


LOCATION:       First Floor, West Side

EXHIBIT C



TENANT'S PLANS AND SPECIFICATIONS



The plans and specifications prepared by NBBJ Architects filed with the City of Seattle Department of Construction and Land
Use for a Master Use Permit on November 9, 1992, and signed by
Scott Wyatt.

EXHIBIT D



LANDLORD' S WORK



Landlord agrees, at its sole cost and expense, to construct and/or make the following improvements to the Building:

Assumptions and Clarifications

Smith Gandy Building

August 7, 1992
Revised September 8, 1992
Revised October 20, 1992

The following assumptions and clarifications are based on jobsite meetings with the Owner, and sketches by NBBJ, pages SK-1 through SK-3.


Description


 01000   General Conditions assumes a project duration of 6 weeks,

 01002   Building permits and Fees are included in this proposal by an allowance of $3,000.00.

 02110   Demolition includes the following:

         a)  Remove garage office

         b)  Remove portion of stairwell landing

         c)  Remove 25 if of corridor partition

         d)  Remove corridor/lobby flooring

         e)  Dumpsters

         f) MFSL will reimburse tenants' Contractor if, for economic advantage perform demolition

 03000   Concrete includes the following:

         a)  Excavating for the elevator pit

         b)  New concrete walls and floor

         c)  6 deep by 16" diameter lined cylinder hole

         d)  An allowance of 2 man-days to rework entry concrete

 03045   Concrete Cutting includes sawcutting first floor arid garage slabs for the elevator shaft.

 05110   Structural Steel is included by an allowance of $2,200.00 to support first floor slab at elevator shaft opening.

 08250   Doors and Frames include 2 ea 3'0" x 7'0" paint grade solid core doors and frames.

         08700  Finish Hardware includes the following;

             a)     2 ea latchsets
             b)     Replace 8 ea aluminium entry door pulls (allowance $75.00
                 ea)

         08750  Window Tinting includes the following:

             a)  3M Scotchtint solar control window film on all exterior panes

             b)  Film to be spliced horizontally 50"" up from sill

             c) Film to be chosen from 3M styles PI8AR, RE2ONEARL or RE35NEARL or LE 50AMARL

         08800   Glass and glazing includes the following:

             a) All glass panels, including 1/4" single pane of glass in aluminum frames approximately 1-1/2" in from existing window to aid in sound control

             b) Frames to be vented at top and bottom to help control condensation

             c)  Replace 2 ea broken exterior panes

         09250   Gypsum Drywall includes the following:

             a)  Approximately 25 if of new corridor partition

             b)  New corridor drywall ceiling at relocated partition

             c)  Elevator shaft wall and pump room

             d)  Entry lid with cove soffit and furred walls

             e)          Miscellaneous patch and repair due to demolition

         09689   Carpet includes the following:
             a)  144 SY over pad in corridor/lobby is included by an installed allowance of $20.00 per SY
                 a)          An entry mat allowance of $360.00

         09900   Painting includes the following:

             a) All new corridor, entry soffit and walls, and exposed elevator shaft drywall surfaces to be finished with one coat PVA primer and one coat eggshell latex

             b) All existing corridor/lobby drywall surfaces to receive two coats eggshell latex

If for asthetic or functional reasons tenant elects to install a superior window treatment, landlord agrees to contribute whole amount allocated for above tinting and glazing to these improvements.

             c)       All existing and new corridor and elevator machine room
                 doors to be finished with one coat oil primer and one coat semi-gloss enamel

             d)       Pressure wash entire building exterior

             e) Paint aluminium storefront entry (solvent clean, prime with wash primer, paint 2 coats Aliphatic Urethane)

             f)  Clean facade above entry doors with Glidden Ultras Klean
                 #20502.

     13480   Acoustical Ceiling includes repairing ceiling in tenant area at relocated corridor partition.

     14200   Elevator includes the following:

             a) 1 ea Dover Cimarron 20-H oildraulic passenger elevator. Elevator is 2,000 lbs. capacity, meeting all A.D.A. requirements as of this date, at a speed of 100 FPM, and 2 stops with 2 openings in line. Dimensions are 5'8" wide by 4'3" deep

             b) All finishes to be standard hallway doors and frames will have bake enamel finish, signal fixtures and cab front return and handrails will be #4 satin finish stainless steel finish, cab will be standard Dover "DLP-1" 1" model with standard suspended ceiling, baked enamel finish on cab door and Dover standard carpet on the floor.

     15600   Elevator Relief Venting is included by an allowance of $1,500.00

     16100   Electrical includes the following:

             a)  Permit, including drawing of plans
             b)  Demolition and general rework

             c) Relocate 5 ea conduits and 3 ea panels out of new elevator shaft locations

             d) Wire new elevator, including elevator motor and controls, pressurization fan, smoke detection and shunt trip for recall, and mechanical room

             e)  Lobby relamping by an allowance of $485.00
             f)  Digital metering for new tenant space - Electrical and Water

             g)  Elevator pit light fixture and outlet

             h)  Entry soffit lighting

             j) 4 ea lobby wall sconces (material allowance of $250.00 per fixture)

             j)  Power and light for exterior signage

16560 Continuous and Final Clean includes an ongoing maintenance of all affected areas during construction and a general clean prior to tenant occupancy.

16700 Contengency: A contingency in the amount of $2,500.00 has been included in this proposal

** No work other than that specifically outlined above has been included In this proposal.

**           No Washington state sales tax has been included in this proposal.

EXHIBIT 3

TENANT CONSTRUCTION AND APPROVALS

     1. Shell Provided by Landlord. Landlord agrees, at its sole cost and expense, to provide Premises in their existing condition. Landlord agrees to construct those improvements described on Exhibit D ("Landlord's Work'").

     2. Tenant Improvements. Except for Landlord's Work as provided in paragraph 1 of this Exhibit E and in Exhibit D, Tenant, at its sole cost and expense, shall perform all work required to complete the Premises to a finished condition ready for Tenant to conduct its business at the Premises ("Tenant's Work'"). The design and construction of all Tenant Work shall be provided at Tenant's sole cost and expense in accordance with the terms and conditions of this Exhibit. Landlord shall provide Tenant with the Tenant Improvement Allowance which will be applied to the cost and expense of the Tenant's Work.

     3.   Plans and Specifications.

          (a) Preliminary Plans. Within fifteen (15) business days (a "`business day" being a day other than a Saturday, Sunday or public holiday) after the date that Landlord and Tenant execute this Lease ("Plan Submittal Date"), Tenant shall deliver to Landlord for its approval two (2) copies of preliminary plans and specifications prepared by an architect or gualified space planner ("Tenant's Architect") approved in advance by Landlord for Tenant's Work ("Preliminary Plans"). Preliminary Plans shall be signed by Tenant and include: architectural floor. plans dimensioned with partition layout, identification and location of plumbing and mechanical systems and any floor or ceiling penetrations. Within seven (7) days after receipt of the Preliminary Plans, Landlord shall approve the same or deliver to Tenant, Landlord's specific objections thereto, together with Landlord's proposed solution to each objection. If Landlord fails to either approve or object to the Preliminary Plans within the seven (7) day period, Landlord shall be deemed to have approved the Preliminary Plans. If Landlord objects to the Preliminary Plans within such seven (7) day period, Tenant shall revise and resubmit the Preliminary Plans for Landlord's approval within seven (7) days after receiving notice of Landlord's objection; and this process shall continue until the Preliminary Plans are approved by Landlord. If the Preliminary Plans are not submitted by the Plan Submittal Date, or if the Preliminary Plans are not approved by Landlord by the twenty--fifth (25) business day after the Plan Submittal Date, Tenant may terminate this Lease by written notice to Landlord, and this Lease shall cease and terminate on the date specified in the notice.

          (b) Plans for Engineering. Within ten (10) business days after Landlord's approval of Preliminary Plans, Tenant's Architect shall submit two
(2) sets of Engineering drawings based upon approved Preliminary Plans and the following information (collectively referred to as "Engineering Plans"), for Landlord's engineers to review for compatibility with the Building's systems:

          (l) Identification or the location of all electrical and telephone outlets (with dimensions), dedicated circuits, or power outlets greater than 120 volts.

              (2) Reflected ceiling plan indicating all light fixtures and power requirements, plus HVAC system interior and exterior locations and ductwork distribution including supply and return air grilles.

              (3) Manufacturer's brochures for all fixtures and related equipment.

          (c) Final Plans. Within four (4) weeks after the Engineering Plans have been approved by Landlord, Tenant shall deliver to Landlord two (2) copies of final plans and specifications ("Final Plans") prepared by Tenant's Architect based on the approved Preliminary Plans and Plans for Engineering. Tenant shall obtain approval of the Final Plans from all appropriate government agencies, and after they have been approved, a copy shall be initialed and dated by the Landlord and Tenant.

          (d) Quality. All Tenant Improvements described in the Preliminary Plans and in the Final Plans must be of a quality and appearance which is not less than the standard for a first class building.

          (e) Plan Changes. If Tenant wishes to make any change to the approved Final Plans, such request shall be made to Landlord in writing, and shall be accompanied by all plans and specifications necessary to show and explain the changes from the approved Final Plans. No material change in the approved Final Plans shall be made without the prior written consent of Landlord which consent will not be unreasonably withheld.

          (f) Effect of Landlord's Approval. Approval of Tenant's Preliminary Plans, Final Plans and Specifications shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and specifications and Tenant shall be solely responsible for the content and correctness of such plans and specifications.

          (g) Drawing Standard. All drawings shall be on standard 30" x 42" sheets at 1/8" scale.

     4. Construction of Tenant Improvements. Tenant shall construct or cause to be constructed the tenant improvements comprising Tenant's Work ("Tenant Improvements") in accordance with the approved Final Plans and with each of the following requirements:

          (a) Tenant shall submit to Landlord the name of Tenant's proposed contractor, a copy of the construction contract between Tenant and its contractor, and a certificate of public liability and property damage insurance in an amount no less than one million dollars carried by Tenant's contractor naming Landlord as an additional insured at least five (5) business days before the date Tenant wishes to commence construction of Tenant Improvements. The contractor's policy of insurance shall contain an endorsement providing that the insurance cannot be cancelled or modified unless Landlord has

EXHIBIT F

RULES AND REGULATIONS


     1.   Signs and Windows

          (a) No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to the outside or inside of the Building without prior written consent of Landlord, and it may remove any unauthorized sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

          (b) All approved signs, or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

          (c) Tenant shall not place or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. Landlord may, at Landlord's expense, furnish and install a building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord sunscreen any window.

     2. Passageways. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any Tenant or used by them for any purpose other than for ingress and egress from their respective Premises.

     3. Public Facilities. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind shall be thrown therein. The expense of any stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

     4. Care of the Premises. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

     5. Wiring. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting of wires will be allowed without the consent of Landlord. The location of telephones, all boxes and other office equipment affixed to the Premises is subject to Landlord's approval.

     6. Violations. Landlord reserves the right to exclude or expel from the Building any person who, in its judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of the rules and regulations of the Building.

7.   Vending. No vending machines or machines of any kind shall be installed,
--
maintained or operated upon the Premises without the written consent of Landlord.

8. Building Name. Landlord has the right, exercisable without liability to tenants, to change the name of the Building. In the event the street address is changed at the request of Landlord, Landlord shall reimburse Tenant for Tenant"s reasonable expenses in changing Tenant's stationary, signs and promotional materials to show the new address.

     9. Solicitation. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent these occurrences.

     10. Building Operations. Landlord has the right to control, open and operate the public portions of the Building, and the public facilities, and heating and air--conditioning, as well as facilities furnished for the common use of the tenants, in the manner it deems best for the benefit of the tenants generally.

     11. Premises Locked. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

     12. Approval/Consent. If Tenant is required to obtain Landlord's consent or approval under these Rules and Regulations such consent or approval shall not be unreasonably withheld or delayed.

FIRST AMENDMENT TO OLIVE WAY BUILDING LEASE

                  Targeted Genetics and Metropolitan Federal

This First Amendment to Olive Way Building Lease is executed by and between Targeted Genetics, Inc., a Washington corporation ("Tenant") and Metropolitan Federal Savings and Loan Association of Seattle, a federally chartered savings and loan association ("Landlord") and is effective upon its execution by Landlord and Tenant.



                                REPRESENTATIONS

     A. Landlord and Tenant are parties to that Olive Way Building Lease for the lease of portions of the Olive Way Building located at 1100 Olive Way, Seattle, Washington and dated November 20, 1992 (hereinafter referred to as the "Lease").

     B. Landlord and Tenant have agreed to certain modifications and clarifications to the Lease and wish to memorialize their understandings in this First Amendment to Olive Way Lease.



                                   AGREEMENT

Based upon the above representations and for and in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Confirmation of Rentable Square Footage. Landlord and Tenant hereby agree that pursuant to paragraph 2 of the Lease, the total rentable square footage occupied by Tenant in the premises was 25,008 at the commencement of the Lease term. Landlord and Tenant agree that as a result of the expansion space outlined below, the total rentable square footage leased by Tenant in the premises as of November 1, 1994 is 28,901 and Tenant's Proportional Share shall be increased accordingly.

     2. Confirmation of Rentable Storage Space. Landlord and Tenant agree that pursuant to Paragraph 24.06 of the Lease, the Tenant occupies 625 rentable square feet of dead storage space in the ramp area above the leased Premises at a rental rate of $6.00 per square foot. Rental of the 625 square feet of the storage space entitles Tenant to unlimited use of the balance of the storage space located in the ramp area above the leased Premises at no additional rent. The parties hereby also confirm that Tenant occupies a total of 812 rentable square feet of storage space in the parking garage area at a rental rate of $6.00 per square foot.

     3. Expansion Space - Exhibit "A". Effective November 1, 1994, Tenant agrees to lease 2,202 rentable square feet of additional space located in the southeast corner of the Olive Way Building. The location of this additional space is shown on the drawing attached hereto as

Exhibit "A" and incorporated herein by this reference. Said additional space shall be added to the Premises for all purposes under the Lease as of November 1, 1994.

Rent for this expansion space shall be as provided in Paragraph 6 of the Lease, with the Base Rent for this space currently being $11.25 pursuant to Paragraph
6.01. Rent for this expansion space commenced November 1, 1994.

Tenant shall accept the additional space as is in its present condition with no Landlord's Work required. Pursuant to Paragraph 11.05 of the Lease, Landlord shall pay to Tenant, an Expansion Space Tenant Improvement Allowance of $29,176.50 upon the execution of this First Amendment to Lease. Said amount was determined by the following formula: 25 cents per square foot X 2202 square feet X 53 months remaining in the lease term = $29,176.50.

     4. Expansion Space - Exhibit "B". Effective November 1, 1994, Tenant agrees to lease 1,691 rentable square feet of additional space located in the east side plaza level of the Olive Way Building. The location of this additional space is shown on the drawing attached hereto as Exhibit "B" and incorporated herein by this reference. Said additional space shall be added to the Premises for all purposes under the Lease (except the payment of rent and utilities) as of November 1, 1994.

Rent for this expansion space shall be as provided in Paragraph 6 of the Lease, with the Base Rent for this space being $12.75 as of May 1, 1995 pursuant to Paragraph 6.01. Utility charges for this space shall commence on January 1, 1995 and rent for this expansion space shall not commence until May 1,1995.

Landlord shall have the right until January 1, 1995 to remove any existing fixtures and equipment located in the space.

Tenant shall accept the additional space as is in its present condition with no Landlord's Work required. Pursuant to Paragraph 11.05 of the Lease, Landlord shall pay to Tenant, the Expansion Space Tenant Improvement Allowance upon Tenant's occupancy of the space.

     5. Expansion Space - Exhibit "C". Effective July 1, 1995, Tenant agrees to lease 1,483 rentable square feet of additional space located in the northeast corner of the ground floor of the Olive Way Building. The location of this additional space is shown on the drawing attached hereto as Exhibit "C" and incorporated herein by this reference. Said additional space shall be added to the Premises for all purposes under the Lease as of July 1, 1994. The effective date is approximately 120 days from the date the space will become available to Tenant for construction of tenant's improvements. The availability date and the subsequent effective date may be delayed by Landlord up to sixty (60) days in the event Landlord is unable to obtain the space on time.

Rent for this expansion space shall be as provided in Paragraph 6 of the Lease, with the Base Rent for this space being $12.75 as of July 1, 1995 pursuant to Paragraph 6.01

Tenant shall accept the additional space as is in its present condition with no Landlord's Work required. Pursuant to Paragraph 11.05 of the Lease, Landlord shall pay to Tenant, the Expansion Space Tenant Improvement Allowance upon Tenant's occupancy of the space.


  6. No Further Modifications. All terms and conditions of the Lease remain in full force and effect except as modified by this First Amendment to Olive Way Building Lease.

  The parties have executed this First Amendment to Olive Way Building Lease on the dates shown by their respective signatures below:



  LANDLORD:

  Metropolitan Federal Savings and Loan Association of  Seattle

  By: /s/ Jack B. Jacobson,             Date Signed:  12/8/94
     Jack B. Jacobson, Vice-President



  TENANT:

  Targeted Genetics, Inc.

  By:_/s/ H. Stewart Parker             Date Signed  12/10/94

     H. Stewart Parker, President & CEO


  STATE OF WASHINGTON)
                     ) ss.
  COUNTY OF KING     )

  I certify that I know or have satisfactory evidence that Jack B. Jacobson is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice-President of Metropolitan Federal Savings and Loan Association of Seattle to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                            DATED:12/8/94
                                             Robyn G. Reynolds
                                             Notary Public
                                             My appointment expires: 7/20/94

STATE OF WASHINGTON)
                   ) ss.
COUNTY OF KING     )

I certify that I know or have satisfactory evidence that H. Stewart Parker is the person who appeared before me and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as the President and CEO of Targeted Genetics, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                            DATED:12/10/94
                                             Jon M. Case
                                             Notary Public
                                             My appointment expires: 10/29/97

EXHIBIT A

(DRAWING OF FIRST FLOOR)

EXHIBIT B

(DRAWING OF FIRST FLOOR)

EXHIBIT C

(DRAWING OF GARAGE FLOORPLAN)

                      SECOND AMENDMENT TO LEASE AGREEMENT

(Targeted Genetics)

This Second Amendment to Lease Agreement (the "Amendment") is entered into as of 6/12/96 between Ironwood Apartments, Inc., successor in interest to Metropolitan Federal Saving and Loan Association of Seattle, as Landlord, and Targeted Genetics, Inc., a Washington corporation, as Tenant, whose address for purposes hereof is 1100 Olive Way, Seattle, Washington 98101.


                                REPRESENTATIONS

     A. Landlord and Tenant, entered into that certain Olive Way Building Lease for the lease of portions of the Olive Way Building located at 1100 Olive Way, Seattle, Washington and dated November 20, 1992 (hereinafter referred to as the "Lease");

     B . Landlord and Tenant entered into that certain First Amendment to Olive Way Lease dated December 10, 1994 (hereinafter referred to as the "First Amendment");

     C . Landlord and Tenant have agreed to certain modifications and clarifications to the Lease and First Amendment and wish to memorialize their understanding in this Second Amendment to Olive Way Lease.

                                   AGREEMENT

     NOW, THEREFORE, for the foregoing purposes and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          Expansion Space - Exhibit "A" Effective May 1, 1996, Tenant agrees to lease 3,090 square feet of additional space located in the northwest corner of the ground floor of the Olive Way Building. The location of this additional space is shown on the drawing attached hereto as Exhibit "A" and incorporated herein by this reference. Said additional space shall be added to the Premises for all purposes under the Lease as of May 1, 1996.

          Rent for the expansion space shall be as provided in Paragraph 6 of the Lease, with Base Rent for this space being $13.25 per square foot as of May 1, 1996 pursuant to Paragraph 6.01 .

          Tenant shall accept the additional space as is in its present condition with no Landlord's Work required . Pursuant to Paragraph
          11.05 of the Lease, Landlord shall pay to Tenant, the Expansion Space Tenant Improvement Allowance upon Tenant's occupancy of the space.

              2. Ratification. Except as expressly set forth in this Second Amendment, the
          Lease and each provision thereof, as amended, is hereby ratified and affirmed in its entirety .

     3.   No Further Modification.     All terms and conditions of the Lease
          remain in full force and effect except as modified by this agreement by this Second Amendment to Olive Way Building Lease. This Second Amendment shall be construed and interpreted according to the laws of the State of Washington.



     IN WITNESS WHEREOF, this Second Amendment is executed by Landlord and Tenant as of the date first set forth above .


          LANDLORD:

          IRONWOOD APARTMENTS, Inc.


          By: /s/ John Stone

          Its: President

          Date:  6/12/96



          TENANT:

          TARGETED GENETICS, INC.

          By:  /s/ James A. Johnson

          Its:  Vice President, Finance

          Date:  May 22, 1996

EXHIBIT "A"

          (PARKING DIAGRAM)

          TENANT NOTARY

                                  PARTNERSHIP
STATE OF    )
            )ss
COUNTY OF   )

      On this day personally appeared before me ______________________________ to me known to be the individual(s) described in and who executed the within and foregoing instruments as _________________________ of and acknowledged that they signed the same as their free and voluntary act and deed on behalf of said ___________________ for the uses and purposes therein mentioned.

     GIVEN under my hand and official seal this ____ day of ________________________, 19__.


                                  _____________________________________Notary
                                  Public in
                                  and for the State of _________________
                             residing at _________
                                  __________________________________

                                  CORPORATION
STATE OF       )

COUNTY OF      )


     On this 22nd day of May 1996 before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James A. Johnson, to me known to be the Vice President, Finance of Targeted Genetics Corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year first above written.


/s/ Jon M. Case, Notary Public in and for the State of Washington, residing at Seattle Washington

LANDLORD NOTARY

                                  PARNTERSHIP

STATE OF      )
              )
COUNTY OF     )

     On this day personally appeared before me _____________________________ to me known to be the individual(s) described in and who executed the within and foregoing instruments as ______________________ of and acknowledged that they signed the same as their free and voluntary act and deed on behalf of said for the uses and purposes therein mentioned.

                           GIVEN under my hand and official seal this  day
of____________
                          ________ 19



                          Notary Public in and for the State of
                          residing at

                                  CORPORATION


STATE OF      )
              )
COUNTY OF     )
                                      7/1
On this 12th day of June 1996, before me the undersigned a Notary Public and for the State of Washington duly commissioned and sworn, personally John Stone to me known to be the President of Ironwood Apartmnets, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.


      WITNESS my hand and official seal hereto affixed the day and year first above written.
      /s/ Durinda M. Howard
      Notary Public in and for the State of Washington residing at Spokane, Washington.

     THIRD AMENDMENT TO LEASE AGREEMENT

     This THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of October 1998 by and between Ironwood Apartments, Inc., as successor to Metropolitan Federal Savings and Loan Association ("Landlord") and Targeted Genetics Corporation (`Tenant").

     Landlord and Tenant are parties to that certain Olive Way Building Lease dated November 20, 1992, as modified by that certain First Amendment to Olive Way Building Lease dated December 10, 1994 and that certain Second Amendment to Lease Agreement executed on June 12, 1996 and May 22, 1996 (as modified, the "Lease").

     Section 4.02 of the Lease grants to Tenant three options to extend the Lease term for 5 years each. Tenant has exercised the first of these three options, leaving two remaining. The purpose of this Amendment to modify the Lease to reflect exercise of that option.

     Landlord and Tenant do hereby amend the Lease as follows:

1. EXTENSION. The term of the Lease is hereby extended for an additional 60 months to April 1, 2004. The rent for the extended term is set forth in Section
6.02 of the Lease.

2. NO OTHER AMENDMENTS. Except as modified by this Amendment and by the Amendments referenced above, the Lease remains in full force and effect and has not been modified or amended.

     DATED:October 30,1998.

                                   LANDLORD:

                               IRONWOOD APARTMENTS, INC.,
                                a Washington Corporation


                               By:/s/ John Stone
                                       John Stone, President


                                    TENANT:

                               TARGETED GENETICS CORPORATION


                               By: /s/ James A. Johnson
                                   Its Vice President, Finance

STATE OF WASHINGTON    )
                       )ss
COUNTY OF SPOKANE      )


          I certify that I know or have satisfactory evidence that John Stone is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of Ironwood Apartments, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


                            Dated:  October 30, 1998
                              /s/ Durinda M Howard
                          (Signature of Notary Public)
                                DURINDA M HOWARD
                        (PRINTED NAME OF NOTARY PUBLIC)
                         My Appointment Expires 2/27/99


STATE OF WASHINGTON    )
                       )ss
COUNTY OF KING         )


          I certify that I know or have satisfactory evidence that James Johnson is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Vice President of Targeted Genetics to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


                                Dated:  11/27/98
                                /s/ Gary Michael
                          (Signature of Notary Public)
                                  GARY MICHAEL
                        (PRINTED NAME OF NOTARY PUBLIC)
                         My Appointment Expires 12/8/98